UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 10, 2006
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Severance Agreement- Paul D. Rubin, M.D.
Ex-99.2 Separation Agreement- Frederick Finnegan

Item 1.01. Entry Into a Material Definitive Agreement.
Severance Agreement with Paul D. Rubin.
As previously reported in a Current Report on Form 8-K filed by Critical Therapeutics, Inc. (the “Company”) on June 27, 2006, Paul D. Rubin, M.D. stepped down from his position as President and Chief Executive Officer of the Company and resigned from the Company’s Board of Directors, effective June 23, 2006. In connection with Dr. Rubin’s departure, the Company and Dr. Rubin entered into a letter agreement (the “Severance Agreement”) on July 10, 2006. Under the Severance Agreement, the Company agreed that it would pay Dr. Rubin the following lump sum amounts pursuant to the employment agreement dated December 21, 2004 between the Company and Dr. Rubin:
•	$458,750 (representing 1.25 times Dr. Rubin’s annual base salary, which was $367,000);

•	$55,000 (representing 50% of Dr. Rubin’s highest bonus payment in 2003, 2004 or 2005, which was $110,000); and

•	$82,575 (representing 50% of Dr. Rubin’s maximum cash bonus for 2006, which was $165,150).
The Company also agreed to pay to Dr. Rubin an additional lump sum amount of $60,000. These lump sum amounts are payable on December 24, 2006. For a period of up to fifteen months, the Company agreed to reimburse Dr. Rubin for 80% of the monthly COBRA premiums for continued health coverage for Dr. Rubin and his dependents and 100% of any premiums that Dr. Rubin pays to continue coverage provided by the Company for life and disability insurance. Under the Severance Agreement, 50% of Dr. Rubin’s unvested stock options as of June 23, 2006 become exercisable. Dr. Rubin will have until December 23, 2006 to exercise his vested stock options. All of Dr. Rubin’s unexercised options will terminate on that date.
The Severance Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement. The complete terms of the Severance Agreement are incorporated herein by reference.
Separation Agreement with Frederick Finnegan.
As previously reported in a Current Report on Form 8-K filed by the Company on June 30, 2006, Frederick Finnegan resigned from his position as Senior Vice President of Sales and Marketing of the Company, effective June 29, 2006. In connection with Mr. Finnegan’s departure, the Company and Mr. Finnegan entered into a letter agreement (the “Separation Agreement”) on July 14, 2006. Under the Separation Agreement, the Company agreed that it would pay Mr. Finnegan the following lump sum amounts pursuant to the employment agreement dated December 21, 2004 between the Company and Mr. Finnegan:
•	$252,600 (representing Mr. Finnegan’s annual base salary); and

•	$37,890 (representing 50% of Mr. Finnegan’s maximum cash bonus for 2006, which was $75,780).
These lump sum amounts are payable on December 31, 2006. For a period of up to twelve months, the Company agreed to reimburse Mr. Finnegan for 80% of the monthly COBRA premiums for continued health coverage for Mr. Finnegan and his dependents and 100% of the cost of the monthly premiums paid by the Company for life insurance and disability insurance for Mr. Finnegan in the month preceding his resignation. Under the Separation Agreement, 50% of Mr. Finnegan’s unvested stock options as of June 29, 2006 become exercisable. Mr. Finnegan will have until December 29, 2006 to exercise his vested stock options. All of Mr. Finnegan’s unexercised options will terminate on that date.
The Separation Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement. The complete terms of the Separation Agreement are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Severance Agreement between the Company and Paul D. Rubin, M.D. dated July 10, 2006

99.2	Separation Agreement between the Company and Frederick Finnegan dated July 13, 2006